As filed with the Securities and Exchange Commission on December 6, 2019

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BB&T Corporation

(Exact name of Registrant as specified in its charter)

North Carolina	6021	56-0939887
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Johnson, Jr.

Senior Executive Vice President, General Counsel,

Secretary and Chief Corporate Governance Officer

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Phone: (336) 733-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward D. Herlihy Matthew M. Guest Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Ellen M. Fitzsimmons Corporate Executive Vice President, General Counsel and Corporate Secretary SunTrust Banks, Inc. 303 Peachtree Street, N.E. Atlanta, Georgia 30308 (800) 786-8787	H. Rodgin Cohen Mitchell S. Eitel Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-3588

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon completion of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230179

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

THIS REGISTRATION STATEMENT SHALL BE COME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Series I Preferred Stock, par value $5.00 per share	0.1065 (1)	N/A	$10,650.00 (2)	$1.38(3)
Depositary Shares each representing a 1/4,000th interest in a share of Series I Preferred Stock, par value $5.00 per share	(4)	(4)	(4)	(4)

(1)

Represents the maximum number of additional shares of series I perpetual preferred stock, par value $5.00 per share, of BB&T Corporation (“BB&T” and such stock, “BB&T Series I Preferred Stock”) estimated to be issued to holders of record of perpetual preferred stock, series A, no par value, of SunTrust Banks, Inc. (“SunTrust Series A Preferred Stock”) in the merger described in the Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission on March 11, 2019, as amended May 7, 2019, June 14, 2019 and June 19, 2019 (Registration Number 333-230179), and which was declared effective on June 19, 2019 (the “Initial Registration Statement”). BB&T previously registered 1,725 shares of BB&T Series I Preferred Stock pursuant to the Initial Registration Statement.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act. The aggregate offering price is (x) the book value per share of SunTrust Series A Preferred Stock as of December 6, 2019 ($100,000) multiplied by (y) the maximum number of additional shares of SunTrust Series A Preferred Stock to be converted in the merger (0.1065).

(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001298.
(4)	No separate registration fee will be payable in respect of the depositary shares each representing a 1/4,000th interest in a share of BB&T Series I Preferred Stock.

EXPLANATORY NOTE AND INCORPORATION OF DOCUMENTS BY REFERENCE

BB&T Corporation (“BB&T”) is filing this registration statement (this “462(b) Registration Statement”) with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of registering an additional 0.1065 shares of series I perpetual preferred stock, par value $5.00 per share, of BB&T (the “BB&T Series I Preferred Stock”), and the depositary shares each representing a 1/4,000th interest therein, to be issued in connection with the merger of SunTrust Banks, Inc. with and into BB&T, with BB&T as the surviving entity in the merger. BB&T has previously registered 1,725 shares of BB&T Series I Preferred Stock and the depositary shares each representing a 1/4,000th interest therein, under the Securities Act by means of its currently effective registration statement on Form S-4, Registration No. 333-230179, as amended (the “Initial Registration Statement”).

In accordance with Rule 462(b) under the Securities Act, this 462(b) Registration Statement incorporates by reference the contents of the Initial Registration Statement, which was declared effective on June 19, 2019, including all amendments, supplements and exhibits thereto and all information incorporated by reference or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this 462(b) Registration Statement are listed on the Exhibit Index attached to and filed with this 462(b) Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Robert J. Johnson, Jr. as to validity of the securities being registered

5.2	Opinion of Wachtell, Lipton, Rosen & Katz as to validity of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Robert J. Johnson, Jr. (included as part of his opinion filed as Exhibit 5.1 and incorporated herein by reference)

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 5.2 and incorporated herein by reference)

24.1	Powers of Attorney of Directors and Officers of BB&T Corporation *

99.1	Consent of RBC Capital Markets, LLC

99.2	Consent of Goldman Sachs & Co. LLC

*	Previously filed with the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on December 6, 2019.

BB&T CORPORATION

By:	/s/ Daryl N. Bible
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 6, 2019.

Signature	Title

* (Kelly S. King)	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Daryl N. Bible (Daryl N. Bible)	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* (Cynthia B. Powell)	Executive Vice President and Corporate Controller (Principal Accounting Officer)

* (Jennifer S. Banner)	Director

* (K. David Boyer, Jr.)	Director

* (Anna R. Cablik)	Director

* (Patrick C. Graney III)	Director

* (I. Patricia Henry)	Director

* (Louis B. Lynn)	Director

* (Easter A. Maynard)	Director

* (Charles A. Patton)	Director

Signature	Title

* (Nido R. Qubein)	Director

* (William J. Reuter)	Director

* (Tollie W. Rich, Jr.)	Director

* (Christine Sears)	Director

* (Thomas E. Skains)	Director

* (Thomas N. Thompson)	Director

*By	/s/ Robert J. Johnson, Jr.
	Name:	Robert J. Johnson, Jr.
	Title:	Attorney-in-Fact December 6, 2019